Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
October 14, 2010	904-398-9400
LANDSTAR SYSTEM REPORTS THIRD QUARTER RESULTS
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported net income in the 2010 third quarter of $21.8 million, or $0.44 per diluted share, on revenue of $623 million. Under the terms of the purchase agreement by which the Company acquired National Logistics Management Co. (NLM) in July 2009, Landstar agreed to pay additional purchase price contingent upon the achievement by NLM of certain levels of earnings through 2014. As previously announced, Landstar recently agreed with the prior owner of NLM to buy-out the Company’s contingent payment obligations in exchange for a total payment of $3.8 million. Excluding the one-time charge of $3.8 million, or $0.05 per diluted share, net income in the 2010 third quarter was $24.2 million, or $0.49 per diluted share. Net income in the 2009 third quarter was $20.1 million, or $0.39 per diluted share, on revenue of $501 million.
Truck transportation revenue hauled by business capacity owners and truck brokerage carriers in the 2010 third quarter was $573.5 million, or 92 percent of revenue, compared to $455.9 million, or 91 percent of revenue, in the 2009 third quarter. Included in revenue hauled by truck brokerage carriers in the 2010 and 2009 third quarters were $20.3 million and $12.3 million, respectively, of fuel surcharges invoiced to customers. In the 2010 and 2009 third quarters, the Company also invoiced customers $48.5 million and $36.2 million, respectively, of fuel surcharges that were passed 100 percent to business capacity owners and excluded from revenue. Revenue hauled by rail, air and ocean cargo carriers was $36.2 million, or six percent of revenue, in the 2010 third quarter compared to $31.1 million, or six percent of revenue, in the 2009 third quarter. Transportation management fee revenue generated by the supply

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chain solutions companies was $4.3 million, or one percent of revenue, in the 2010 third quarter compared to $3.7 million, or one percent of revenue, in the 2009 third quarter.
Commenting on Landstar’s 2010 third quarter, Landstar’s Chairman, President and CEO, Henry Gerkens said, “I am pleased with the results of the Company’s 2010 third quarter. Revenue in the 2010 third quarter increased 24 percent over the 2009 third quarter due to stronger pricing and an increase in the number of loads hauled by business capacity owners, truck brokerage carriers and air and ocean carriers. The total number of truck transportation loads hauled in the 2010 third quarter increased 10 percent over the 2009 third quarter. Additionally, from a pricing standpoint, revenue per load for truck transportation in the 2010 third quarter increased 14 percent over the 2009 third quarter.”
“Net revenue, defined as revenue less the cost of purchased transportation and commissions to agents, in the 2010 third quarter increased 13 percent over the 2009 third quarter and, excluding the impact of the one-time charge described above, operating income and diluted earnings per share in the 2010 third quarter increased 21 percent and 26 percent, respectively, over the 2009 third quarter, all in-line with our previous guidance.”
“Landstar continues to generate outstanding returns. Trailing twelve month return on average shareholders’ equity was 29 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 21 percent. Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.05 per share. The dividend is payable on November 26, 2010 to stockholders of record at the close of business on November 1, 2010. It is the intention of the Board of Directors to continue to pay a quarterly dividend. During the 2010 third quarter, Landstar purchased 745,220 shares of its common stock at a total cost of $29.6 million. Under the Company’s authorized share purchase program, the Company currently has a total of 2,000,000 shares of its common stock available for purchase.”
“The total number of loads hauled in September and early October has been negatively impacted by a significant reduction in the number of loads hauled under the Company’s

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less-than-truckload substitute line haul service offering. I expect that trend to continue throughout the Company’s 2010 fourth quarter. I currently anticipate less-than-truckload substitute line haul revenue to represent only five percent of total 2010 fourth quarter revenue compared to 13 percent in the prior year quarter. Otherwise, I see moderately increased load volume compared to the 2009 fourth quarter and a strong pricing environment due to tight capacity. Assuming current trends continue throughout the 2010 fourth quarter, including the estimated decline in fourth quarter less-than-truckload substitute line haul revenue, I would expect 2010 fourth quarter revenue to be within a range of $580 million to $620 million, net revenue to be in a range of $97 million to $104 million and diluted earnings per share to be within a range of $0.45 to $0.50. It also should be noted that the fourth quarter has been the most unpredictable of any quarter in each of the previous five years.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2010 Earnings Release Conference Call.”
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2009 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks

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and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation, warehousing and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation companies are certified to ISO 9001:2008 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009
Revenue	$1,812,635	$1,461,081	$622,826	$500,670
Investment income	1,069	954	495	279

Costs and expenses:
Purchased transportation	1,381,955	1,090,219	474,665	372,328
Commissions to agents	134,695	117,735	47,316	39,484
Other operating costs	21,952	21,749	6,448	6,911
Insurance and claims	37,609	29,056	11,480	10,257
Selling, general and administrative (1)	114,886	99,690	41,070	33,078
Depreciation and amortization	18,444	17,414	6,456	6,213

Total costs and expenses (1)	1,709,541	1,375,863	587,435	468,271

Operating income (1)	104,163	86,172	35,886	32,678
Interest and debt expense	2,699	3,093	1,035	957

Income before income taxes (1)	101,464	83,079	34,851	31,721
Income taxes	38,761	31,466	13,315	11,859

Net income (1)	62,703	51,613	21,536	19,862
Less: Net loss attributable to noncontrolling interest	(712)	(214)	(266)	(214)

Net income attributable to Landstar System, Inc. and subsidiary (1)	$63,415	$51,827	$21,802	$20,076

Earnings per common share attributable to
Landstar System, Inc. and subsidiary (1)	$1.27	$1.01	$0.44	$0.39

Diluted earnings per share attributable to
Landstar System, Inc. and subsidiary (1)	$1.27	$1.01	$0.44	$0.39

Average number of shares outstanding:
Earnings per common share	49,921,000	51,325,000	49,434,000	51,069,000

Diluted earnings per share	49,990,000	51,507,000	49,447,000	51,245,000

Dividends paid per common share	$0.1400	$0.1250	$0.0500	$0.0450

(1)	The 2010 thirty-nine and thirteen-week periods include a $3,800 one-time charge for the buyout of the contingent payment obligations in connection with the 2009 acquisition of NLM. Net of related income tax benefits, these costs reduced net income for the thirty-nine and thirteen-week periods ended September 25, 2010 by $2,348, or $0.05 per common share ($0.05 per diluted share).

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Landstar System, Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Sep. 25,	Dec. 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$55,075	$85,719
Short-term investments	24,243	24,325
Trade accounts receivable, less allowance of $5,973 and $5,547	320,188	278,854
Other receivables, including advances to independent contractors, less allowance of $5,042 and $5,797	22,778	18,149
Deferred income taxes and other current assets	19,303	19,565

Total current assets	441,587	426,612

Operating property, less accumulated depreciation and amortization of $136,105 and $124,810	137,101	116,656
Goodwill	57,470	57,470
Other assets	77,482	48,054

Total assets	$713,640	$648,792

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$22,497	$28,919
Accounts payable	146,707	121,030
Current maturities of long-term debt	23,488	24,585
Insurance claims	33,004	41,627
Other current liabilities	53,392	42,474

Total current liabilities	279,088	258,635

Long-term debt, excluding current maturities	103,643	68,313
Insurance claims	33,111	30,680
Deferred income taxes	21,261	23,013

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,517,400 and 66,255,358 shares	665	663
Additional paid-in capital	167,909	161,261
Retained earnings	822,452	766,040
Cost of 17,397,564 and 16,022,111 shares of common stock in treasury	(715,093)	(660,446)
Accumulated other comprehensive income	1,181	498

Total Landstar System, Inc. and subsidiary shareholders’ equity	277,114	268,016

Noncontrolling interest	(577)	135

Total equity	276,537	268,151

Total liabilities and equity	$713,640	$648,792

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Landstar System, Inc. and Subsidiary
Supplemental Information
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009
Revenue generated through (in thousands):

Business Capacity Owners (1)	$966,221	$840,391	$334,485	$289,726
Truck Brokerage Carriers	705,189	495,661	239,026	166,182
Rail intermodal	51,840	57,094	17,748	20,366
Ocean cargo carriers	34,045	25,459	13,210	7,941
Air cargo carriers	13,853	10,259	5,291	2,751
Other (2)	41,487	32,217	13,066	13,704

	$1,812,635	$1,461,081	$622,826	$500,670

Number of loads:

Business Capacity Owners (1)	624,270	561,840	203,500	196,840
Truck Brokerage Carriers	456,410	363,000	148,080	122,980
Rail intermodal	23,120	28,600	7,630	10,310
Ocean cargo carriers	4,930	3,920	1,820	1,330
Air cargo carriers	4,870	6,440	1,740	1,340

	1,113,600	963,800	362,770	332,800

Revenue per load:

Business Capacity Owners (1)	$1,548	$1,496	$1,644	$1,472
Truck Brokerage Carriers	1,545	1,365	1,614	1,351
Rail intermodal	2,242	1,996	2,326	1,975
Ocean cargo carriers	6,906	6,495	7,258	5,971
Air cargo carriers	2,845	1,593	3,041	2,053

	September 25,	September 26,
	2010	2009
Truck Capacity
Business Capacity Owners (1) (3)	7,893	8,070

Truck Brokerage Carriers:
Approved and active (4)	17,393	14,541
Approved	9,490	10,576

	26,883	25,117

Total available truck capacity providers	34,776	33,187

Agent Locations	1,341	1,403

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,481 and 8,655 at September 25, 2010 and September 26, 2009, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.